UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2026

CXApp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39642	85-2104918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Palo Alto Square, Suite 200 3000 El Camino Real Palo Alto, California, CA	94306
(Address of principal executive offices)	(Zip Code)

(650) 785-7171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CXAI	The Nasdaq Stock Market LLC
Warrants to purchase common stock	CXAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K under the heading “Effect on Outstanding Warrants” is incorporated herein by reference. As described therein, the Reverse Stock Split will result in a proportionate adjustment to the exercise price and the number of shares of Common Stock issuable upon exercise of the Company’s outstanding Public Warrants pursuant to the terms of the Warrant Agreement. Following the Reverse Stock Split, (i) the exercise price of each Public Warrant will increase from $11.50 to $575.00 per share and (ii) each Public Warrant will become exercisable for 1/50th (0.02) of a share of Common Stock. No fractional shares will be issued upon exercise of the Public Warrants; any fractional share will be rounded down to the nearest whole number of shares pursuant to Section 4.6 of the Warrant Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

On August 14, 2026, CXApp Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a one-for-fifty (1-for-50) reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) (the “Reverse Stock Split”), with a delayed effective date and time of 12:01 a.m. Eastern Time on August 18, 2026. The Board of Directors (the “Board”) of the Company approved the Reverse Stock Split and the filing of the Certificate of Amendment.

At the effective time of the Reverse Stock Split, every fifty (50) shares of the Company’s issued and outstanding Common Stock will be automatically combined into one (1) share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split; any fractional share of Common Stock that would otherwise result will be rounded up to the nearest whole share. The Reverse Stock Split will not change the par value of the Common Stock, which will remain $0.0001 per share, and will not change the total number of authorized shares of Common Stock.

The Reverse Stock Split was authorized by the Company’s stockholders at the annual meeting of stockholders held on June 16, 2026 (the “Annual Meeting”). At the Annual Meeting, stockholders approved Proposal 4, which granted the Board the authority to effect a reverse stock split of the outstanding shares of Common Stock at a ratio within the range of one-for-five (1-for-5) to one-for-one hundred (1-for-100), inclusive, with the exact ratio to be determined by the Board in its sole discretion. The Board determined that a ratio of one-for-fifty (1-for-50) is in the best interests of the Company and its stockholders.

The primary purpose of the Reverse Stock Split is to increase the per-share trading price of the Common Stock in order to regain and maintain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2), which requires that the closing bid price of the Common Stock be at least $1.00 per share.

Following the effectiveness of the Reverse Stock Split, the Common Stock will continue to trade on The Nasdaq Capital Market under the existing ticker symbol “CXAI” with a new CUSIP number, 23248B 307.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effect on Outstanding Warrants

The Company has outstanding warrants to purchase shares of Common Stock (the “Public Warrants”), which trade on The Nasdaq Stock Market LLC under the symbol “CXAIW,” issued pursuant to that certain Warrant Agreement, dated as of December 14, 2020 (the “Warrant Agreement”), by and between the Company (as successor to KINS Technology Group Inc.) and Continental Stock Transfer & Trust Company, as warrant agent.

Pursuant to Section 4.2 of the Warrant Agreement, the Reverse Stock Split will result in a proportionate decrease in the number of shares of Common Stock issuable upon exercise of each Public Warrant, and, pursuant to Section 4.3.1 of the Warrant Agreement, a corresponding proportionate increase in the exercise price of each Public Warrant. As a result of the Reverse Stock Split, (i) the exercise price per share of Common Stock issuable upon exercise of the Public Warrants will increase from $11.50 to $575.00, and (ii) each Public Warrant will become exercisable for 1/50th (0.02) of a share of Common Stock, in each case, subject to the terms of the Warrant Agreement.

No fractional shares will be issued upon exercise of the Public Warrants. Pursuant to Section 4.6 of the Warrant Agreement, if a holder would otherwise be entitled to receive a fractional share upon exercise, the number of shares issuable will be rounded down to the nearest whole share — in contrast to the treatment of fractional shares of Common Stock resulting from the Reverse Stock Split described above, which will be rounded up to the nearest whole share.

Following the effectiveness of the Reverse Stock Split, the Public Warrants are expected to continue to trade on The Nasdaq Stock Market LLC under the existing symbol “CXAIW” under the existing CUSIP number, as determined by the Company’s warrant agent and CUSIP Global Services.

In accordance with Section 4.5 of the Warrant Agreement, the Company has directed the warrant agent to provide written notice of the foregoing adjustments to the registered holders of the Public Warrants. A copy of the notice to warrant holders is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 14, 2026, the Company issued a press release announcing the Reverse Stock Split described in Item 5.03 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of CXApp Inc., effective August 14, 2026
99.1	Press Release, dated August 14, 2026
99.2	Notice to Warrant Holders, dated August 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CXAPP INC.

Date: August 14, 2026	By:	/s/ Khurram P. Sheikh
	Name:	Khurram P. Sheikh
	Title:	Chairman and Chief Executive Officer

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